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                                                                       EXHIBIT 5

                        JAECKLE FLEISCHMANN & MUGEL, LLP
                          A T T O R N E Y S A T L A W
     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432


                                                 February 16, 2001

Parkway Properties, Inc.
One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

                           Re:      Parkway Properties, Inc.
                                    Registration Statement on Form S-3
                                    ----------------------------------

                  We have acted as counsel to Parkway Properties, Inc. ("Parkway"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 2,217,857 shares of common stock, $0.001 par value per share, of Parkway (the "Common Stock").

                  We have examined such corporate records of Parkway and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

                  1. Parkway is a corporation duly organized and validly existing under the laws of the State of Maryland.

                  2. When the Common Stock has been issued upon conversion of the Series B Cumulative Convertible Preferred Stock, $.001 par value per share, and the exercise of the Warrant issued by Parkway to Five Arrows Realty Securities III, L.L.C., the Common Stock will be validly issued, fully-paid and non-assessable.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name therein.

                                        Very truly yours,

                                         JAECKLE FLEISCHMANN & MUGEL LLP